Exhibit 99.1

FINAL DRAFT	PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

yvetteh@synopsys.com

Synopsys Posts Financial Results for Second Quarter Fiscal Year 2015

Q2 2015 Financial Highlights

•	Revenue: $557.2 million

•	GAAP earnings per share: $0.35

•	Non-GAAP earnings per share: $0.68

MOUNTAIN VIEW, Calif. – May 20, 2015 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its second quarter of fiscal year 2015.

For the second quarter of fiscal year 2015, Synopsys reported revenue of $557.2 million, compared to $517.7 million for the second quarter of fiscal 2014, an increase of approximately 7.6 percent.

“Our fiscal second quarter results were very strong, and solidify our outlook for the full year,” said Aart de Geus, chairman and co-CEO of Synopsys. “We see clear momentum with our new implementation and verification products in the early stages of a multi-year customer upgrade cycle. Our entry into the software quality and security space has opened up an opportunity to drive incremental growth in both familiar and new market segments and build on Synopsys’ strengths.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the second quarter of fiscal 2015 was $55.6 million, or $0.35 per share, compared to $63.3 million, or $0.40 per share, for the second quarter of fiscal 2014.

Non-GAAP Results

On a non-GAAP basis, net income for the second quarter of fiscal 2015 was $107.6 million, or $0.68 per share, compared to non-GAAP net income of $101.7 million, or $0.65 per share, for the second quarter of fiscal 2014. Reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Financial Targets

Synopsys also provided its financial targets for the third quarter and full fiscal year 2015. These targets do not include any impact of future acquisition-related activities or costs that may be incurred in fiscal year 2015. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Third Quarter of Fiscal Year 2015 Targets:

•	Revenue: $550 million - $560 million

•	GAAP expenses: $481 million - $501 million

•	Non-GAAP expenses: $430 million - $440 million

•	Other income and expense: $0 - $2 million

•	Tax rate applied in non-GAAP net income calculations: 21 - 22 percent

•	Fully diluted outstanding shares: 155 million - 159 million

•	GAAP earnings per share: $0.23 - $0.30

•	Non-GAAP earnings per share: $0.58 - $0.60

Full Fiscal Year 2015 Targets:

•	Revenue: $2.210 billion - $2.235 billion

•	Other income and expense: $6 million - $10 million

•	Tax rate applied in non-GAAP net income calculations: 19 - 20 percent

•	Fully diluted outstanding shares: 155 million - 159 million

•	GAAP earnings per share: $1.39 - $1.49

•	Non-GAAP earnings per share: $2.76 - $2.81

•	Cash flow from operations: approximately $450 million

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its ongoing business operations and what Synopsys uses to evaluate its ongoing operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) other significant items, including restructuring charges and certain accruals for legal and tax matters, and (v) the income tax effect of non-GAAP pre-tax adjustments as well as unusual or infrequent tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods. Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below.

Reconciliation of Second Quarter Fiscal Year 2015 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Second Quarter Fiscal Year 2015 Results

(unaudited and in thousands, except per share amounts)

	Three Months Ended April 30,		Six Months Ended April 30,
	2015	2014	2015	2014
GAAP net income	$55,596	$63,317	$120,785	$131,013
Adjustments:
Amortization of intangible assets	32,048	32,050	64,356	60,181
Stock compensation	20,283	18,824	40,864	36,941
Acquisition-related costs	3,472	4,374	4,184	5,449
Restructuring charges	—	—	15,336	—
Legal and tax matters	—	(2,040)	(1,519)	(12,307)
Tax adjustments	(3,840)	(14,830)	(10,776)	(26,495)

Non-GAAP net income	$107,559	$101,695	$233,230	$194,782

	Three Months Ended April 30,		Six Months Ended April 30,
	2015	2014	2015	2014
GAAP net income per share	$0.35	$0.40	$0.77	$0.83
Adjustments:
Amortization of intangible assets	0.20	0.20	0.41	0.38
Stock compensation	0.13	0.12	0.26	0.24
Acquisition-related costs	0.02	0.03	0.03	0.04
Restructuring charges	—	—	0.10	—
Legal and tax matters	—	(0.01)	(0.01)	(0.08)
Tax adjustments	(0.02)	(0.09)	(0.08)	(0.17)

Non-GAAP net income per share	$0.68	$0.65	$1.48	$1.24

Shares used in calculation	157,483	157,082	157,409	156,986

Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2015 Targets

(in thousands, except per share amounts)

	Range for Three Months Ending July 31, 2015 (1)
	Low	High
Target GAAP expenses	$481,000	$501,000
Adjustments:
Estimated impact of amortization of intangible assets	(31,000)	(36,000)
Estimated impact of stock compensation	(20,000)	(25,000)

Target non-GAAP expenses	$430,000	$440,000

	Range for Three Months Ending July 31, 2015 (1)
	Low	High
Target GAAP earnings per share	$0.23	$0.30
Adjustments:
Estimated impact of amortization of intangible assets	0.23	0.20
Estimated impact of stock compensation	0.16	0.13
Estimated impact of tax adjustments	(0.04)	(0.03)

Target non-GAAP earnings per share	$0.58	$0.60

Shares used in non-GAAP calculation (midpoint of target range)	157,000	157,000

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2015 Targets

	Range for Fiscal Year Ending October 31, 2015 (1)
	Low	High
Target GAAP earnings per share	$1.39	$1.49
Adjustments:
Estimated impact of amortization of intangible assets	0.85	0.80
Estimated impact of stock compensation	0.59	0.54
Acquisition-related costs	0.03	0.03
Restructuring charges	0.10	0.10
Legal and tax matters	(0.01)	(0.01)
Estimated net non-GAAP tax adjustments	(0.19)	(0.14)

Target non-GAAP earnings per share	$2.76	$2.81

Shares used in non-GAAP calculation (midpoint of target range)	157,000	157,000

(1)	Synopsys’ third quarter and fiscal year end on August 1, 2015 and October 31, 2015, respectively.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 359327, beginning at 4:00 p.m. Pacific Time today. A webcast replay will also be available on the website from approximately 4:30 p.m. Pacific Time today through the time Synopsys announces its results for the third fiscal quarter in August 2015. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Trac Pham, chief financial officer, on its website following the call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call, the financial supplement, and corporate overview presentation will remain available on Synopsys’ website through the date of the third quarter fiscal year 2015 earnings call in August 2015, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the third quarter of fiscal year 2015 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the second quarter fiscal 2015 in its quarterly report on Form 10-Q to be filed by June 11, 2015.

About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As the world’s 15th largest software company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP, and is also a leader in software quality and security testing with its Coverity® solutions. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing applications that require the highest quality and security, Synopsys has the solutions needed to deliver innovative, high-quality, secure products. Learn more at www.synopsys.com.

Forward-Looking Statements

This press release and our upcoming earnings results conference call contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include but are not limited to: sections of this press release entitled “Financial Targets” and “Reconciliation of Target Non-GAAP Operating Results”; and statements regarding Synopsys’ business, acquisitions (including the expected closing of our pending acquisition of Codenomicon OY), products, technologies, business model, new markets, customer demand for our technology, and projected financial results and business objectives. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in our forward-looking statements. Accordingly, we caution stockholders and prospective investors not to place undue reliance on these statements. Such risks, uncertainties and factors include, but are not limited to:

•	continued uncertainty in the global economy and its potential impact on the semiconductor and electronics industries;

•	uncertainty in the growth of the semiconductor and electronics industry, and consolidation among our customers;

•	increased competition in the market for Synopsys’ products and services including through consolidation in the industry;

•	changes in demand for Synopsys’ products due to fluctuations in demand for its customers’ products;

•

Synopsys’ ability to realize the potential financial or strategic benefits of acquisitions it completes, including its acquisition of Coverity, Inc., and challenges in entering new markets in which Synopsys is not experienced and in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations, including possible delays in customer orders, potential loss of customers, key employees, partners or vendors, customer demand and support obligations for product offerings, and disruption of ongoing business operations and diversion of management attention;

•	Synopsys’ ability to consummate the pending acquisition of Codenomicon OY in a timely manner or at all, including the satisfaction of the conditions precedent to consummation of the acquisition;

•	adverse changes in the relationships between Synopsys and key participants in the complex semiconductor ecosystem, including major foundries and intellectual property providers;

•	litigation;

•	lower-than-anticipated new IC design starts;

•	lower-than-anticipated purchases or delays in purchases of products or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•	changes in accounting principles or standards or in the way they are applied;

•	changes in the mix of time-based licenses and upfront licenses;

•	variability in the timing of revenue recognition due to factors such as payment terms and the timing and value of contract renewals and professional services projects;

•	lower-than-expected orders; and

•	failure of customers to pay license fees as scheduled.

In addition, Synopsys’ actual expenses, earnings per share and tax rate on a GAAP and non-GAAP basis for the fiscal quarter ending July 31, 2015; actual expenses, earnings per share, tax rate, and other projections on a GAAP and non-GAAP basis for fiscal year 2015; and cash flow from operations on a GAAP basis for fiscal year 2015 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including, but not limited to, (i) integration and other acquisition-related costs, (ii) application of the actual consolidated GAAP and non-GAAP tax rates for such periods, or judgment by management, based upon the status of pending audits and settlements, to increase or decrease an income tax asset or liability, (iii) a determination by Synopsys that any portion of its goodwill or intangible assets has become impaired, (iv) changes in the anticipated amount of employee stock-based compensation expense recognized in Synopsys’ financial statements, (v) actual change in the fair value of Synopsys’ non-qualified deferred compensation plan obligations, (vi) increases or decreases to estimated capital expenditures, (vii) changes driven by new accounting rules, regulations, interpretations or guidance, (viii) fluctuations in foreign currency exchange rates, (ix) litigation, (x) general economic conditions, and (xi) other risks as detailed in Synopsys’ SEC filings, including those described in the “Risk Factors” section in its Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2015. Furthermore, Synopsys’ actual tax rates applied to income for the third quarter and fiscal year 2015 could differ from the targets given in this press release as a result of a number of factors, including the actual geographic mix of revenue during the quarter and year, and actions by the government. Finally, Synopsys’ targets for outstanding shares in the third quarter and fiscal year 2015 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances or stock option exercises, acquisitions, and the extent of Synopsys’ stock repurchase activity.

Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call, the financial supplement, or the corporate overview presentation, whether as a result of new information, future events or otherwise, unless otherwise required by law.

###

SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended April 30,		Six Months Ended April 30,
	2015	2014	2015	2014
Revenue:
Time-based license	$447,844	$424,185	$878,870	$824,331
Upfront license	44,313	36,297	90,793	70,269
Maintenance and service	65,047	57,215	129,584	102,048

Total revenue	557,204	517,697	1,099,247	996,648
Cost of revenue:
License	70,350	67,302	141,134	130,127
Maintenance and service	29,010	21,109	56,993	41,380
Amortization of intangible assets	25,612	25,674	51,478	48,427

Total cost of revenue	124,972	114,085	249,605	219,934

Gross margin	432,232	403,612	849,642	776,714
Operating expenses:
Research and development	188,315	178,043	369,925	345,586
Sales and marketing	120,579	114,784	226,748	220,576
General and administrative	40,975	40,575	77,329	74,808
Amortization of intangible assets	6,436	6,376	12,878	11,754
Restructuring charges	—	—	15,336	—

Total operating expenses	356,305	339,778	702,216	652,724

Operating income	75,927	63,834	147,426	123,990
Other income (expense), net	7,957	4,225	13,073	15,253

Income before income taxes	83,884	68,059	160,499	139,243
Provision (benefit) for income taxes	28,288	$4,742	39,714	8,230

Net income	$55,596	$63,317	$120,785	$131,013

Net income per share:
Basic	$0.36	$0.41	$0.78	$0.85
Diluted	$0.35	$0.40	$0.77	$0.83

Shares used in computing per share amounts:
Basic	154,515	154,572	154,486	154,319

Diluted	157,483	157,082	157,409	156,986

(1)	Synopsys’ second quarter for fiscal year 2015 and 2014 ended on May 2, 2015 and May 3, 2014, respectively. For presentation purposes, we refer to closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	April 30, 2015	October 31, 2014
ASSETS:
Current assets:
Cash and cash equivalents	$868,845	$985,762
Short-term investments	136,579	—

Total cash, cash equivalents and short-term investments	1,005,424	985,762
Accounts receivable, net	338,407	326,727
Deferred income taxes	81,303	111,449
Income taxes receivable and prepaid taxes	33,004	26,496
Prepaid and other current assets	86,837	54,301

Total current assets	1,544,975	1,504,735
Property and equipment, net	258,199	249,098
Goodwill	2,251,845	2,255,708
Intangible assets, net	302,656	365,030
Long-term prepaid taxes	3,789	17,645
Long-term deferred income taxes	210,373	208,156
Other long-term assets	184,330	175,127

Total assets	$4,756,167	$4,775,499

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$301,101	$397,113
Accrued income taxes	6,361	31,404
Deferred revenue	827,576	928,242
Short-term debt	190,000	30,000

Total current liabilities	1,325,038	1,386,759
Long-term accrued income taxes	39,796	50,952
Long-term deferred revenue	98,806	77,646
Long-term debt	30,000	45,000
Other long-term liabilities	197,529	158,972

Total liabilities	1,691,169	1,719,329
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 155,054 and 155,965 shares outstanding, respectively	1,551	1,560
Capital in excess of par value	1,603,397	1,614,603
Retained earnings	1,643,207	1,551,592
Treasury stock, at cost: 2,210 and 1,299 shares, respectively	(94,627)	(49,496)
Accumulated other comprehensive loss	(88,530)	(62,089)

Total stockholders’ equity	3,064,998	3,056,170

Total liabilities and stockholders’ equity	$4,756,167	$4,775,499

(1)	Synopsys’ second quarter for fiscal year 2015 and fiscal year 2014 ended on May 2, 2015 and November 1, 2014, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Six Months Ended April 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$120,785	$131,013
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	102,051	91,585
Stock compensation	40,864	36,941
Allowance for doubtful accounts	600	(250)
(Gain) loss on sale of investments	(17)	(6,529)
Deferred income taxes	27,636	9,266
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(16,491)	(59,577)
Prepaid and other current assets	(34,584)	(4,557)
Other long-term assets	(13,359)	(13,756)
Accounts payable and accrued liabilities	(62,142)	(83,135)
Income taxes	(27,077)	(15,021)
Deferred revenue	(70,530)	(48,069)

Net cash provided by operating activities	67,736	37,911

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	17,721	—
Purchases of short-term investments	(154,744)	—
Proceeds from sales of long-term investments	—	7,304
Purchases of property and equipment	(43,979)	(29,901)
Cash paid for acquisitions and intangible assets, net of cash acquired	(2,303)	(367,965)
Capitalization of software development costs	(1,865)	(1,875)
Other	900	—

Net cash used in investing activities	(184,270)	(392,437)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	250,000	200,000
Repayment of debt	(105,424)	(15,497)
Issuances of common stock	54,006	53,326
Purchase of equity forward contract	(36,000)	—
Purchases of treasury stock	(144,000)	(79,747)
Other	(116)	(706)

Net cash provided by financing activities	18,466	157,376
Effect of exchange rate changes on cash and cash equivalents	(18,849)	(3,658)

Net change in cash and cash equivalents	(116,917)	(200,808)
Cash and cash equivalents, beginning of the year	985,762	1,022,441

Cash and cash equivalents, end of the period	$868,845	$821,633

(1)	Synopsys’ second quarter for fiscal year 2015 and 2014 ended on May 2, 2015 and May 3, 2014, respectively. For presentation purposes, we refer to the closest calendar month end.